

                                                                                Exhibit 11

                      W.W. Grainger, Inc., and Subsidiaries
                       COMPUTATION OF EARNINGS PER SHARE*



                                                         Three Months Ended March 31,
                                                         ---------------------------
                                                            1998           1997
                                                         ------------   ------------
Basic:

Average number of shares outstanding during the period     97,224,310    104,397,344
                                                         ============   ============

Net earnings .........................................   $ 57,172,000   $ 54,609,000
                                                         ============   ============

Earnings per share ...................................   $       0.59   $       0.52
                                                         ============   ============

Diluted:

Average number of shares outstanding
   during the period (basic) .........................     97,224,310    104,397,344

     Common equivalents

       Shares issuable under outstanding options .....      3,058,280      2,939,376

       Shares which could have been purchased based
         on the average market value for the period ..      1,852,946      1,977,206
                                                         ------------   ------------

                                                            1,205,334        962,170

Dilutive effect of exercised options prior to being
   exercised .........................................         62,092         26,314
                                                         ------------   ------------

Shares for the portion of the period that the options
   were outstanding ..................................      1,267,426        988,484

Contingently issuable shares .........................        490,000        491,000
                                                         ------------   ------------

                                                            1,757,426      1,479,484

Average number of shares outstanding during the period     98,981,736    105,876,828
                                                         ============   ============

Net earnings .........................................   $ 57,172,000   $ 54,609,000
                                                         ============   ============

Earnings per share ...................................   $       0.58   $       0.52
                                                         ============   ============

* Earnings per share and average number of shares outstanding during the period reflect the 2-for-1 stock split effective at the close of business on May 11, 1998.

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